Registration Statement No. 333- ________

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	20-0711133
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3200 WILSHIRE BOULEVARD
LOS ANGELES, CALIFORNIA 90010
(Address of principal executive offices, including zip code)

WILSHIRE BANCORP, INC. 2008 STOCK INCENTIVE PLAN
(Full title of the plan)
____________________
ALEX KO
CHIEF FINANCIAL OFFICER
WILSHIRE BANCORP, INC.
3200 WILSHIRE BOULEVARD

LOS ANGELES, CALIFORNIA 90010

(213) 387-3200
(Name, address and telephone number, including area code, of agent for service)

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, no par value per share	2,933,200 shares	$8.37	$24,550,884	$964.85

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, the number of shares of common stock of Wilshire Bancorp, Inc. registered hereunder includes such indeterminate number of additional shares of common stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $8.37 per share, which was the average of the high and low prices of the common stock of Wilshire Bancorp, Inc. on the NASDAQ National Market on July 14, 2008.
(3) Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0000393.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Wilshire Bancorp, Inc. (the “Company” or the “Registrant”) hereby incorporates by reference into this registration statement the following documents:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed on March 17, 2008 and as amended on Form 10-K/A, filed on April 29, 2008.

b.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, as filed on May 12, 2008.

c.	The Company’s Current Reports on Form 8-K filed June 13, 2008, May 30, 2008, March 31, 2008, March 26, 2008 and February 28, 2008.

d.
The description of the Company’s common stock, no par value per share, contained in the Company’s Registration Statement on Form 8-A, filed April 31, 2004, and any amendment or report filed subsequent thereto for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 317 of the California General Corporation Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 204 of the CGCL provides that a corporation's articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the CGCL (concerning directors' liability for distributions, loans, and guarantees).

 Section 204 further provides that a corporation's articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation's shareholders for any violation of a director's fiduciary duty to the corporation or its shareholders.

 In accordance with Section 317, the Registrant's Articles of Incorporation (the “Articles”) limit the liability of a director to the Registrant or its shareholders for monetary damages to the fullest extent permissible under California law. The Articles further authorize the Registrant to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Articles and the Registrants Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

 The indemnification provisions contained in Registrant's Articles are not exclusive of any other rights to which a person may be entitled under any statute, provision of the Articles, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. In addition, Registrant may maintain insurance on behalf of its directors and officers. The rights conferred to any person under the Bylaws with respect to indemnification continue as to a person who has ceased to be a director, officer, employee or other agent and inures to the benefit of such person's heirs, executors and administrators.

 The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, and the Bylaws and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION

4.1
Articles of Incorporation, as amended and restated (filed with the SEC as Exhibit 3.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2004, and incorporated by reference herein).

4.2	Bylaws, as amended and restated (filed with the SEC as Exhibit 3.2 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2004, and incorporated by reference herein).

4.3
Wilshire Bancorp Inc., 2008 Stock Incentive Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 8, 2008 and incorporated by reference herein).

4.4	Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Registration Statement on Form S-4 filed with the SEC on April 1, 2004, and incorporated by reference herein).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP *

24.1	Powers of Attorney (included on signature page).
_______
* Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of July, 2008.

WILSHIRE BANCORP, INC.

By:	/s/ Alex Ko
Alex Ko
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joanne Kim and Alex Ko, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 16, 2008.

Signature	Title	Date

/s/ Steven Koh	Chairman and Director	July 16, 2008
Steven Koh
/s / Joanne Kim	President, Chief Executive Officer and Director	July 16, 2008
Joanne Kim	(Principal Executive Officer)
/s/ Mel Elliot	Director	July 16, 2008
Mel Elliot
/s/ Lawrence Jeon	Director	July 16, 2008
Lawrence Jeon
/s/ Gapsu Kim	Director	July 16, 2008
Gapsu Kim
/s/ Kyu-Hyun Kim	Director	July 16, 2008
Kyu-Hyun Kim
/s/ Richard Y. Lim	Director	July 16, 2008
Richard Y. Lim
/s/ Fred F. Mautner	Director	July 16, 2008
Fred F. Mautner
/s/ Young H. Pak	Director	July 16, 2008
Young H. Pak
/s/ Harry Siafaris	Director	July 16, 2008
Harry Siafaris
/s/ Alex Ko	Chief Financial Officer	July 16, 2008
Alex Ko	(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1
Articles of Incorporation, as amended and restated (filed with the SEC as Exhibit 3.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2004, and incorporated by reference herein).

4.2	Bylaws, as amended and restated (filed with the SEC as Exhibit 3.2 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2004, and incorporated by reference herein).

4.3
Wilshire Bancorp Inc., 2008 Stock Incentive Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 8, 2008 and incorporated by reference herein).

4.4	Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Registration Statement on Form S-4 filed with the SEC on April 1, 2004, and incorporated by reference herein).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP *

24.1	Powers of Attorney (included on signature page)
_______
* Filed herewith.